Joint Filer Information

NAME: Michael Zimmerman

ADDRESS:  623 Fifth Avenue, 32nd Floor
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          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP
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ISSUER: Coconut Palm Acquisition Corp.
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DATE OF EVENT REQUIRING STATEMENT: September 9, 2005
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SIGNATURE:




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Michael Zimmerman